UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                            REGISTRATION STATEMENT
                                  ON FORM S-8
                                     UNDER
                          THE SECURITIES ACT OF 1933



                     PHOENIX INTERNATIONAL INDUSTRIES, INC.
              ------------------------------------------------------
              (Exact name of Registrant as specified in its charter)


           FLORIDA                                     59-2564162
-------------------------------             ---------------------------------
(State or other jurisdiction of             (IRS Employer Identification No.)
 incorporation or organization)


           1750 Osceola Drive
       West Palm Beach, Florida                              33409
----------------------------------------                  ----------
(Address of principal executive offices)                  (Zip Code)


       PHOENIX INTERNATIONAL INDUSTRIES, INC. 2001 STOCK OPTION PLAN
       -------------------------------------------------------------
                          (Full name of the plans)


                            Thomas N. Donaldson
                             1750 Osceola Drive
                       West Palm Beach, Florida 33409
                  ---------------------------------------
                  (Name and address of agent for service)


                              (561) 688-0440
       -------------------------------------------------------------
       (Telephone number, including area code, of agent for service)


                                COPY TO:

                          L. Van Stillman, Esq.
                  Law Office of L. Van Stillman, P.A.
                   1177 George Bush Blvd., Suite 308
                       Delray Beach, Florida 33483

                       Total Number of Pages:   18

           Exhibit Index begins on sequentially numbered page: 7

                    CALCULATION OF REGISTRATION FEE
                    -------------------------------

Title of                               Proposed            Proposed
Securities        Maximum Amount       Maximum             Amount of
to be             to be                Offering            Aggregate           Registration
Registered        Registered           Price per Share     Offering Price      Fee

$.001 par         5,000,000            $0.10[1]            $500,000            $125.00

--------------------------------




[1] Pursuant to Rule 457(h), the maximum aggregate offering price (estimated solely for the purpose of calculating the registration fee based upon the average of the bid and asked price of the Registrant's Common Stock as of January 24, 2001 : 5,000,000 shares with a value of $0.10/share.

                                PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE


     The following documents filed by Registrant with the Securities and Exchange Commission (the "COMMISSION") are incorporated by reference:

     The following documents filed with the Securities and Exchange Commissions are incorporated herein by reference:

     (a) Our Annual Report on Form 10-KSB filed with the Commission on August 31, 2000.

     (b) The 10-QSB/A filed February 9, 2000 for the period ending November 30, 1999 and subsequently filed 10-Q's, filed on April 20, 2000 and October 20, 2000.

     (c)   The S-1 and S-1/A, filed August 4, 2000 and August 28,
           2000, respectively.

     (d) A description of our activities and common stock contained in exhibits to our filing pursuant to the previously stated filings in (a), (b), and (c), above.

     (e) All documents subsequently filed by us pursuant to the Exchange Act prior to the filing of a post-effective amendment indicating that all such securities then unsold, shall be deemed to be incorporated by reference into this Registration
           Statement and to be part hereof from the date of filing such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Certain legal matters with respect to the shares will be passed upon by the Law Office of L. Van Stillman, PA of Delray Beach, Florida


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Articles of Incorporation as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Florida, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

     Exhibit Number

     4.1    Phoenix International Industries, Inc. 1996 Stock
            Option Plan and form of Option Agreement thereunder.

     5.1    Opinion of L. Van Stillman, P.A

     23.1   Consent of L. Van Stillman, P.A (included in Exhibit
            5.1).

     23.2   Consent of Weisneck, Andres & Company, P.A.,
            Independent Accountants.

     24.1   Powers of Attorney (see p. II-5).


ITEM 9.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

	[Signature Pages Follow]

                             SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant, Phoenix International Industries, Inc., a corporation organized and existing under the laws of the State of Floridaa, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, Florida on February 7, 2001.

                  Phoenix International Industries, Inc.



                  By: /s/ GERARD HARYMAN
                     --------------------------------------
                     Gerard Haryman
                     President and Chief Executive Officer
                     (and acting CFO)

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerard Haryman and Thomas Donaldson, jointly and severally, his attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


 Signature               Title                                 Date
 ----------------------------------------------------------------------------

/s/ GERARD HARYMAN       President, Chief Executive Officer    April 18, 2001
-----------------------  and Director (Chairman of the Board)
Gerard Haryman


/s/ THOMAS DONALDSON     Vice President, Secretary and         April 18, 2001
-----------------------  Director
Thomas Donaldson


/s/ TIMOTHY PALMER       Director                              April 18, 2001
-----------------------
Timothy Palmer

                             INDEX TO EXHIBITS

Exhibit Number
--------------

4.1 Phoenix International Industries, Inc. 1996 Stock Option Plan and Form of Option Agreement thereunder

5.1      Opinion of  L. Van Stillman, P.A

23.1     Consent of  L. Van Stillman, P.A (included in Exhibit 5.1).

23.2     Consent of  Weisneck, Andres & Company, P.A., Independent
         Accountants.

24.1     Powers of Attorney (see p. II-5).